Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2017 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Novo Nordisk’s Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab Copenhagen, Denmark October 31, 2017